                                                                    EXHIBIT 10.3

                            BUSINESS LOAN AGREEMENT

                                     dated

                                 April 23, 1999

                                     among

                            GENOMIC SOLUTIONS, INC.

                                                 "Parent"
                                       and

                            GENOMIC SOLUTIONS, LTD.

                            GENOMIC SOLUTIONS, K.K.

                                                 "Subsidiaries"

                                       and

                        WHITE PINES LIMITED PARTNERSHIP I
                              PACIFIC CAPITAL, L.P.
                     CHASE VENTURE CAPITAL ASSOCIATES, L.P.
                           AMERICAN HEALTHCARE FUND II
                     IAN R. N. BUND SMITH BARNEY PROTOTYPE
                        PS PLAN ACCOUNT #206-08291-12445
                       YOCUM CONSULTING ASSOCIATES, INC.
                     VOLUNTEER HEALTHCARE ASSOCIATES, L.L.C
                       MCDONALD INVESTMENTS INC. CUSTODIAN
                        FBO S. STERLING MCMILLAN III IRA
                           ROLLOVER ACCOUNT #85362191
                              J. MATTHEW MACKOWSKI
                                ROBERT G. SHEPLER
                                JOHN J. MACKOWSKI
                            GROVE INVESTMENT PARTNERS
             RONALD G. KALISH LIVING TRUST U/A/D SEPTEMBER 9, 1997
                                 LOIS F. MARLER
                       MCDONALD INVESTMENTS INC. CUSTODIAN
               FBO DANIEL J. BOYLE IRA ROLLOVER ACCOUNT #85314893
                      NATIONAL CITY BANK OF MI/IL CUSTODIAN
                       FBO HERBERT S. AMSTER IRA ROLLOVER
                    ACCOUNT DATED JUNE 12, 1991 #MI-1491-00-4
                   KANTNER AND ASSOCIATES PROFIT SHARING PLAN
                              U/A/D JANUARY 1, 1991
                               MICHAEL G. WILLIAMS

                                                 "Lenders"

                               TABLE OF CONTENTS

                                                                            Page

1.   LOAN AGREEMENT                                                           2
     (a)     Present Loan                                                     2
     (b)     Conditions - Present Loan                                        2

2.   EXECUTION OF NOTES                                                       3

3.   EQUITY - INITIAL ISSUANCE                                                3
     (a)     Warrants - Noncancellable                                        3
     (b)     Warrants - Cancellable Upon $5.00
             Liquidity Event                                                  3
     (c)     Warrants - Cancellable Upon Premium
             Liquidity Event                                                  4
     (d)     Modification of Anti-Dilution Provisions                         5

4.   INTENTIONALLY OMITTED                                                    5

5.   SECURITY, ASSURANCES AND INSURANCE                                       5
      (a)    Collateral                                                       5
      (b)    Pledge                                                           6
      (c)    Subsidiaries' Security                                           6
      (d)    Insurance - Property                                             6
      (e)    Insurance - Life                                                 6
      (f)    Further Assurances                                               6

6.    CONDITIONS OF LOAN                                                      7
      (a)    Approval of Lender's Counsel                                     7
      (b)    Representations and Warranties                                   7
      (c)    Compliance                                                       7
      (d)    Evidence of Corporate Action                                     7
      (e)    Opinion of Borrower's Counsel                                    7
      (f)    SBA Forms                                                        7
      (g)    Certificates                                                     7
      (h)    Bylaws                                                           8
      (i)    Insurance                                                        8
      (j)    Due Diligence                                                    8
      (k)    Arrangements with Senior Lender                                  8
      (1)    Subordination                                                    8
      (m)    Receipt of Executed Documents                                    8
      (n)    Consents                                                         9

7.    REPRESENTATIONS AND WARRANTIES                                          9
      (a)    Organization and Standing; Charter
             and Bylaws                                                       9
      (b)    Capitalization                                                  10
      (c)    Corporate Power; Authorization                                  11
      (d)    Validity of Securities                                          11
      (e)    Consents and Waivers                                            12



                                                                            Page

      (f)    Litigation                                                      12
      (g)    Shareholder Lists and Agreements;
             Officers and Directors                                          12
      (h)    Subsidiaries                                                    12
      (i)    Financial Statements                                            13
      (j)    Absence of Undisclosed Liabilities                              13
      (k)    Absence of Certain Developments                                 14
      (1)    Title to Assets                                                 14
      (m)    Real Property                                                   14
      (n)    Tax Matters                                                     15
      (o)    Contracts and Commitments                                       15
      (p)    Proprietary Rights; Employee Restriction                        15
      (q)    Effect of Transactions                                          16
      (r)    Insurance                                                       17
      (s)    Securities Act Registration                                     17
      (t)    Business; Compliance with Laws                                  17
      (u)    Books and Records                                               17
      (v)    Employee Benefit Plans                                          17
      (w)    Small Business Matters                                          17
      (x)    Information Supplied to the Lenders                             18
      (y)    Employees                                                       18
      (z)    Business Operations                                             19
      (aa)   Collectibility of Accounts Receivable                           19
      (bb)   Inventory                                                       19

8.    AFFIRMATIVE COVENANTS                                                  19
      (a)    Financial Statements                                            19
      (b)    Payment of Taxes                                                20
      (c)    Insurance                                                       20
      (d)    Notice of Adverse Events                                        21
      (e)    Maintenance                                                     21
      (f)    Board of Directors                                              21
      (g)    Environmental Compliance/Notices/Indemnity                      21
      (h)    Maintain Corporate Existence and
             Due Qualification                                               21
      (i)    Compliance With All Laws                                        22
      (j)    Information From Senior Lender                                  22
      (k)    Reports                                                         22
      (1)    Compliance Certificate                                          22
      (m)    Use of Proceeds                                                 22
      (n)    Compliance with ERISA                                           22
      (o)    Patent Applications                                             23
      (p)    Disclosure                                                      23
      (q)    Reinstatement of Security Interests                             23

9.    NEGATIVE COVENANTS                                                     23
      (a)    Financial Covenants                                             24
      (b)    Liens and Indebtedness                                          24
      (c)    Dividends, Distributions; Capital Structure                     24

                                      -ii-



                                                                            Page

      (d)    Stock                                                           24
      (e)    Leases                                                          25
      (f)    Environmental                                                   25
      (g)    Transactions with Insiders or Related
             Companies                                                       25
      (h)    Nature of Business                                              25
      (i)    Change In Management                                            25

10.   EVENTS OF DEFAULT                                                      25
      (a)    Failure to Pay Amounts Due                                      26
      (b)    Misrepresentation; False Financial
             Information                                                     26
      (c)    Noncompliance with Lender Agreements                            26
      (d)    Other Creditor Events                                           26
      (e)    Judgments; Attachments; Tax Liens                               26
      (f)    Indictment                                                      26
      (g)    Business Suspension, Bankruptcy                                 26
      (h)    Material Adverse Change                                         27
      (i)    Hazardous Material                                              27
      (j)    Use Of Proceeds                                                 27

11.   REMEDIES ON DEFAULT                                                    27
      (a)    Acceleration                                                    27
      (b)    Remedies Cumulative                                             27
      (c)    No Waiver                                                       27

12.   OTHER CONSIDERATION TO LENDERS                                         28
      (a)    Closing Fee                                                     28
      (b)    Expenses                                                        28
      (c)    Repurchase of Securities Upon
             Declination of Sale of Borrower                                 28

13.   REPRESENTATIONS AND WARRANTIES OF LENDER                               29
      (a)    Investment                                                      29
      (b)    Transfers                                                       29
      (c)    Accredited Investor                                             29
      (d)    Restrictive Legend                                              29
      (e)    Sophistication                                                  30
      (f)    Legal Investment                                                30

14.   MISCELLANEOUS                                                          30
      (a)    Rights Cumulative; Waivers                                      30
      (b)    Notices                                                         30
      (c)    Reimbursement For Expenses                                      31
      (d)    Binding Effect                                                  31
      (e)    Generally Accepted Accounting Principles                        32
      (f)    No Partnership Or Joint Venture Established                     32



                                                                            Page

      (g)    Governing Law; Jurisdiction                                     32
      (h)    Further Action                                                  32
      (i)    Writings Constitute Entire Agreement;
             Modifications Only In Writing                                   32
      (j)    Survival Of Terms, Representations
             and Warranties                                                  33
      (k)    Jury Trial Waivers                                              33
      (1)    Indemnification                                                 33
      (m)    Lender's Assignment                                             33
      (n)    Brokers                                                         34
      (o)    Counsel for Certain Lenders                                     34

15.   CONSTRUCTION AND INTERPRETATION                                        34


EXHIBITS


Exhibit         Description of                               First Referred to
  No.              Exhibit                                      in Section

  A             Promissory Note                                   2
  B-1           Warrants (Noncancellable)                         3(a)
  B-2           Warrants (Cancellable @ $5.00)                    3(b)
  B-3           Warrants (Cancellable > $5.00)                    3(c)
  C             Security Agreement                                5(a)
  D             Subordination Agreement                           5(a)
  E             Opinion of Borrower's Counsel                     6(e)
  F             Registration Rights Agreement                     6(m)(iii)
  G             Amendment to Shareholders Agreement               6(m)(iv)
  H             Assignment and Pledge Agreement                   5(b)



SCHEDULES

Schedule
  No.           Description of Schedule

  7(b)          Agreements Relating to Capital Stock
  7(g)          Shareholders, Officers and Directors
  7(h)          Subsidiaries
  7(i)          Financial Statements
  7(k)          Recent Developments
  7(l)          Liens and Encumbrances
  7(o)          Contracts
  7(p)          Intellectual Property Rights
  7(x)          Business Plan
  7(z)          Business Names; Addresses


                             BUSINESS LOAN AGREEMENT

     Agreement made and entered into this 23rd day of April, 1999, by and among Genomic Solutions, Inc., a Delaware corporation, 4355 Varsity Drive, Suite E, Ann Arbor, Michigan 48108 (hereinafter referred to as "Parent"), Genomic Solutions, Ltd., a United Kingdom corporation, Unit 3, Forge Close, Little End Road, Eaton Socon, St. Neots, Cambridgshire, England PE193TP (sometimes hereinafter referred to as "Genomic UK"), Genomic Solutions, K.K., a Japanese corporation, Gotanda Chuo Bldg. 2F, 3-5, Higashigotanda 2-chome, Shinagawa-ku, Tokyo 141-0022, Japan (sometimes hereinafter referred to as "Genomic Japan") (Genomic UK and Genomic Japan each sometimes hereinafter being referred to as a "Subsidiary" and sometimes hereinafter collectively referred to as the "Subsidiaries", and each of Parent, Genomic UK and Genomic Japan sometimes hereinafter referred to as "Borrower", a "Borrower" or the "Borrower" and collectively sometimes referred to as the "Borrowers"), White Pines Limited Partnership I, a Michigan limited partnership, 2401 Plymouth Road, Suite B, Ann Arbor, Michigan 48105 (hereinafter referred to as "WPLP), Pacific Capital, L.P., a Delaware limited partnership, 2401 Plymouth Road, Suite B, Ann Arbor, Michigan 48105 (hereinafter referred to as "Pacific"), Chase Venture Capital Associates, L.P., a California limited partnership, 380 Madison Avenue, 12th Floor, New York, New York 10017 (hereinafter referred to as "Chase"), American Healthcare Fund II, a Delaware limited partnership, 4430 Arapahoe Avenue, Suite 220, Boulder, Colorado 80303 (hereinafter referred to as "American"), Ian R. N. Bund Smith Barney Prototype PS Plan Account #206-08291-12445, P.O. Box 2022, Bloomfield Hills, Michigan 48303 (hereinafter referred to as "Bund"), Yocum Consulting Associates, Inc., an Ohio corporation, 4622 Wyndwood Drive, Toledo, Ohio 43623 (hereinafter referred to as "Yocum"), Volunteer Healthcare Associates, L.L.C., a Tennessee limited liability company, 6 Cadillac Drive, Suite 310, Brentwood, Tennessee 37027 (hereinafter referred to as "Volunteer"), McDonald Investments Inc. Custodian FBO S. Sterling McMillan III IRA Rollover Account #85362191, 2550 Som Center Road, Suite 300, Willoughby Hills, Ohio 44094 (hereinafter referred to as "McMillan"), J. Matthew Mackowski, 275 Post Street, Suite 600, San Francisco, California 94108 (hereinafter referred to as "Mackowski-CA"), Robert G. Shepler, 275 Post Street, Suite 600, San Francisco, California 94108 (hereinafter referred to as "Shepler"), John J. Mackowski, 1506 Birkdale Lane, Ponte Verde Beach, Florida 32082 (hereinafter referred to as "Mackowski-FL"), Grove Investment Partners, an Illinois partnership, 336 Essex Road, Kenilworth, Illinois 60043 (hereinafter referred to as "Grove") Ronald G. Kalish Living Trust u/a/d September 9, 1997, 445 Grand Bay Drive, #1009, Key Biscayne, Florida 33149 (hereinafter referred to as "Kalish"), Lois F. Marler, 48951 Fox Drive South, Plymouth, Michigan 48170 (hereinafter referred to as "Marler"), McDonald Investments Inc. Custodian FBO Daniel J. Boyle IRA Rollover Account #85314893, 2550 Som Center Road, Suite 300, Willoughby Hills, Ohio 44094 (hereinafter referred to as "Boyle"), National City Bank of

MI/IL, Custodian FBO Herbert S. Amster IRA Rollover Account dated June 12, 1991 Account #MI-1491-00-4, 101 National City Bank, 101 S. Main Street, Ann Arbor, Michigan 48104 (hereinafter referred to as "Amster"), Kantner and Associates Profit Sharing Plan u/a/d January 1, 1991, 555 East William Street, Ann Arbor, Michigan 48104 (hereinafter referred to as "Kantner") and Michael G. Williams, 18000 Cavanaugh Lake Road, Chelsea, Michigan 48118 (hereinafter referred to as "Williams") (WPLP, Pacific, Chase, American, Bund, Yocum, Volunteer, McMillan, Mackowski-CA, Shepler, Mackowski-FL, Grove, Kalish, Marler, Boyle, Amster, Kantner and Williams each being sometimes hereinafter referred to as "Lender", a "Lender" or the "Lender" and collectively as "Lenders").

     1.   LOAN AGREEMENT.

          (a) Present Loan. Borrowers agree to borrow from each Lender, and each Lender agrees to lend to the Borrowers on the date hereof, subject to the terms and conditions set forth in this Agreement and all exhibits attached hereto (hereinafter collectively "Loan Documents"), the amount set forth below opposite the name of such Lender:


          Lender                                          Amount

          WPLP                                          $1,112,000
          Pacific                                        1,738,000
          Chase                                          2,308,495
          American                                         400,000
          Bund                                              38,250
          Yocum                                             10,000
          Volunteer                                         15,000
          McMillan                                           5,000
          Mackowski-CA                                     200,000
          Shepler                                           10,000
          Mackowski-FL                                      51,505
          Grove                                             30,000
          Kalish                                            25,000
          Marler                                             1,000
          Boyle                                             10,000
          Amster                                            26,500
          Kantner                                           11,750
          Williams                                           7,500
                                                        ----------
                                                        $6,000,000

(each of the above amounts as to each respective Lender is hereinafter referred to as the "Loan").

          (b) Conditions - Present Loan. The obligation of Lender to advance any sum pursuant to "(a)" is contingent upon, since the date of this Agreement until the date of any advance; (1) no material adverse change shall have occurred in the financial condition of Borrowers or in the physical condition of the assets serving as collateral; (2) no event shall have occurred or condition exist which constitutes or with the passage of time or the giving of notice would constitute, any event of default; and (3) Lender's receipt of a certificate dated the date of the request for advance, and signed by the President of Parent stating that: a) the Borrowers have complied and are then in compliance with all the terms and covenants of this Agreement which are binding upon them; b) there exists no event of default as defined herein and no event which, with the giving of notice or the lapse of time, or both, would constitute such an event of default; and c) the representations and warranties contained herein are true with the same effect as though such representations and warranties were made at the time of request for advance.

     2. EXECUTION OF NOTES. The obligation to repay the Loan of each Lender shall be evidenced by Borrowers' Promissory Note in the form set forth in Exhibit A attached hereto (each Promissory Note executed and delivered to a Lender hereinafter being referred to as a "Note" and collectively as the "Notes").

     3. EQUITY-INITIAL ISSUANCE.

          (a) Warrants-Non-Cancellable. Parent shall issue to each Lender at the time of closing the Loan, in consideration for the granting of the Loan, and payment by Lenders concurrently with execution and delivery of this Agreement of $.0001 per share of common stock, negotiable Warrants to acquire the following shares of common stock of Parent:


          Lender                                        Warrants
          ------                                        --------


          WPLP                                           110,273
          Pacific                                        172,351
          Chase                                          228,927
          American                                        39,666
          Bund                                             3,793
          Yocum                                              992
          Volunteer                                        1,487
          McMillan                                           496
          Mackowski-CA                                    19,833
          Shepler                                            992
          Mackowski-FL                                     5,108
          Grove                                            2,975
          Kalish                                           2,479
          Marler                                              99
          Boyle                                              992
          Amster                                           2,628
          Kantner                                          1,165
          Williams                                           744
                                                         -------
                                                         595,000

The Warrants issued shall be in the form set forth in Exhibit B-1 attached hereto.

          (b) Warrants-Cancellable Upon $5.00 Liquidity Event. Parent shall issue to each Lender at the time of closing the Loan, in consideration for the granting of the Loan, and payment by Lenders concurrently with execution and delivery of this Agreement of $.0001 per share of common stock, negotiable Warrants, subject to cancellation and surrender in accordance with the terms thereof, to acquire the following shares of common stock of Parent:


          Lender                                        Warrants
          ------                                        --------


          WPLP                                           129,734
          Pacific                                        202,767
          Chase                                          269,324
          American                                        46,667
          Bund                                             4,463
          Yocum                                            1,166
          Volunteer                                        1,750
          McMillan                                           583
          Mackowski-CA                                    23,334
          Shepler                                          1,166
          Mackowski-FL                                     6,009
          Grove                                            3,500
          Kalish                                           2,917
          Marler                                             116
          Boyle                                            1,166
          Amster                                           3,092
          Kantner                                          1,371
          Williams                                           875
                                                         -------
                                                         700,000

The Warrants issued shall be in the form set forth in Exhibit B-2 attached hereto.

          (c) Warrants-Cancellable Upon Premium Liquidity Event. Parent shall issue to each Lender at the time of closing the Loan, in consideration for the granting of the Loan, and payment by Lenders concurrently with execution and delivery of this Agreement of $.0001 per share of common stock, negotiable Warrants, subject to cancellation and surrender in accordance with the terms thereof, to acquire the following shares of common stock of Parent:


          Lender                                        Warrants
          ------                                        --------


          WPLP                                           19,460
          Pacific                                        30,415
          Chase                                          40,399
          American                                        7,000
          Bund                                              669
          Yocum                                             175
          Volunteer                                         263
          McMillan                                           88
          Mackowski-CA                                    3,500
          Shepler                                           175
          Mackowski-FL                                      901
          Grove                                             525
          Kalish                                            437
          Marler                                             18




          Boyle                                             175
          Amster                                            463
          Kantner                                           206
          Williams                                          131
                                                        -------
                                                        105,000

The Warrants issued shall be in the form set forth in Exhibit B-3 attached hereto.

          (d) Modification of Anti-Dilution Provisions. Unless within thirty days after the date hereof the definition of "Excluded Stock" contained in the Certificate of Incorporation of Parent as applicable to each of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series M Preferred Stock shall be amended to include within such definition at least the shares of common stock excluded from the definition of "Additional Shares of Common Stock" by subsection (G)(i) of the Warrants, or the holders of at least 66-2/3% of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series M Preferred Stock, each voting as a separate class, shall declare the shares of common stock described in subsection G(i) of the Warrants to be "Excluded Stock" for purposes of determining whether any adjustments shall be made to the applicable Conversion Prices by reason of the issuance of additional securities of Parent, subsection G(i) of each Warrant issued pursuant to this Agreement shall be deleted, or shall be amended to exclude from the definition of "Additional Shares of Common Stock" only that lesser number of shares of common stock subject to the stock option plans of Parent which may be hereafter included in the definition of "Excluded Stock" as applicable to each of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series M Preferred Stock. In the event of any such deletion or amendment to subsection
(G)(i) of the Warrants, Parent shall, at its sole expense, execute and deliver to Lenders new Warrants in exchange for the Warrants initially issued pursuant to this Agreement.

     4.   There is no Section 4.

     5. SECURITY, ASSURANCES AND INSURANCE. To secure the faithful performance of this Agreement and the repayment of the indebtedness created hereunder, Borrowers shall do the following:

          (a) Collateral. Parent gives, assigns, and conveys to each Lender, as collateral, a security interest pursuant to the Security Agreement in the form set forth in Exhibit C attached hereto in all accounts receivable, inventory, equipment, furniture, fixtures, notes receivable, and all other tangible and intangible assets and after-acquired property (all assets) of Parent subject only to a prior security interest of Comerica Bank and the terms of a subordination agreement satisfactory to Lender, or of a successor bank which replaces Comerica Bank under similar credit facilities, provided that any such successor enters into a subordination agreement substantially in the form of the Subordination Agreement attached hereto as Exhibit D (Comerica Bank and any such successor bank each being sometimes hereinafter referred to as the "Senior Lender").

          (b) Pledge. Parent shall pledge all of its right, title and interest in its 100% ownership interest in the Subsidiaries pursuant to the Pledge Agreement in the form attached hereto as Exhibit H.

          (c) Subsidiaries' Security. Each Subsidiary with property located in any state of the United States gives, assigns, and conveys to each Lender, as collateral, a security interest pursuant to the Security Agreement in the form set forth in Exhibit C attached hereto in all accounts receivable, inventory, equipment, furniture, fixtures, notes receivable, and all other tangible and intangible assets and after-acquired property (all assets) of such Subsidiary subject only to a prior security interest of the Senior Lender. Each Subsidiary with property located outside the United States shall execute such documentation as may be necessary to grant to Lenders an interest equivalent to a security interest or chattel mortgage as may be possible under the laws of each jurisdiction in which any property of such Subsidiary may be located.

          (d) Insurance-Property. Each Borrower shall maintain, without expense to Lenders, a policy or policies of insurance with respect to the collateral, in an amount which is at least equal to the fair market value thereof, naming the Lender as an insured party as its interest may appear and said policy shall contain a provision requiring that the insurer provide at least thirty (30) days notice to the Lender prior to cancellation of said insurance. The Borrower shall deliver a certificate of such insurance to the Lender.

          (e) Insurance-Life. Borrowers shall maintain, without expense to Lenders, $2,000,000 term life insurance on the life of each of Jeffrey S. Williams, Steven J. Richvalsky and Andrew J. Jakimcius with Lenders as beneficiaries. Any insurance proceeds shall be applied in payment of the Notes and any other amounts which may be due Lenders under the Loan Documents. If any insurance proceeds remain after payment of the Notes and any other amounts due Lenders under the Loan Documents, Lenders shall promptly pay over such remaining amount of insurance proceeds to Borrower.

          (f) Further Assurances. On demand of the Lender, the Borrowers shall furnish further assurances of title, execute any written agreement, or do any other acts, execute any instrument or statement required by law or otherwise, in order to perfect and continue the security interest of the Lender in the collateral, including without limitation, that Parent shall amend the Pledge Agreement contemplated by Section 5(b) above to subject to the terms and provisions of such Pledge Agreement any interest Parent may hereafter acquire in any corporation, partnership, limited liability company or other entity, and cause any such corporation, partnership, limited liability company or other entity in which Parent has a majority interest to comply with the provisions of Section 5(c) hereof.

     6. CONDITIONS OF LOAN. The obligation of each Lender to make the Loan is subject to the following conditions precedent:

          (a) Approval Of Lender's Counsel. All legal matters incident to the Loan shall be satisfactory to all counsel for the Lender.

          (b) Representations And Warranties. All representations and warranties by the Borrowers which are contained in this Agreement and the statements contained in the Exhibits, Schedules and Loan Documents or any instrument, list, certificate or writing delivered to the Lender pursuant to this Agreement shall be, in all respects, true and correct on and as of the loan closing date as though such representations and warranties were made at and as of the loan closing date, and the Lender shall have not discovered any material misstatement or omission in the representations and warranties made in this Agreement.

          (c) Compliance. Borrowers shall have performed and complied in all material respects with all of their obligations under this Agreement which are to be performed or complied with by the Borrowers prior to or on the Loan closing date.

          (d) Evidence Of Corporate Action. The Lender shall have received certified copies of all corporate or other required action taken by each Borrower to authorize this Agreement, the Loan Documents and the borrowing hereunder, and such other documents as the Lender may reasonably require relating to the existence of the Borrowers, the authority for and the validity of this Agreement, the Note and the Warrants, and any other matters relevant hereto, all in form and substance satisfactory to Lender's counsel, and indicating the name and title of the officer or officers of each Borrower authorized to sign this Agreement and the Loan Documents.

          (e) Opinion Of Borrower's Counsel. The Lender shall have received a favorable written opinion of counsel for the Borrowers, dated the date of the Loan in the form of Exhibit E which is attached hereto.

          (f) SBA Forms. Parent shall have executed and delivered to Lenders SBA Form 1031, Part A of which shall have been completed by Parent, and SBA Forms 652-D and 480.

          (g) Certificates. The Lender shall have received from each Borrower a certificate of good standing and a certified copy of the Articles or Certificate of Incorporation for such Borrower (as amended). All shall be certified by the appropriate governmental agency as being true, correct and complete as of the date of such certification.

          (h) Bylaws. The Lender shall have received from each Borrower a copy of the Bylaws of such Borrower and all amendments thereto, certified by the Secretary of such Borrower as being true, correct and complete as of the date of such certification.

          (i) Insurance. Evidence satisfactory to the Lender that the Borrowers have obtained the insurance policies required by the Lender including but not limited to liability insurance and worker's compensation insurance with limits and carriers reasonably satisfactory to the Lender, and the life insurance contemplated by Section 5(e) hereof.

          (j) Due Diligence. Lender has reached no adverse findings as a result of their continued due diligence investigation of each Borrower, its management, its future financing needs, and its industry, or any environmental review as of the closing date.

          (k) Arrangements With Senior Lender. The Senior Lender shall have amended the loan agreements with Parent to extend the due date of such indebtedness to July 1, 2000 and to modify various financial covenants contained in such loan agreements in a manner reasonably satisfactory to Lenders.

          (1) Subordination. Any stock redemption agreements between Parent and any of its shareholders shall be subordinate to all obligations created pursuant to this Loan Agreement including, but not limited to the Note and the Warrants and such subordination shall be consented to by the shareholders of Parent. Any debt owed by any Borrower to any of its shareholders (other than by Subsidiaries to Parent), directors, or officers including all future indebtedness shall be subordinated to all obligations created by the Loan documents including but not limited to the Note and Warrants, pursuant to a subordination agreement reasonably satisfactory to Lenders.

          (m) Receipt Of Executed Documents. The Lender shall have received each of the following, in form and substance satisfactory to the Lender and its respective counsel:

              (i) the Note duly executed by the Borrowers and the Warrants duly executed by Parent;

              (ii) the Security Agreement duly executed by Parent, and as applicable, each Subsidiary, together with:

                   (a) evidence of the due execution and delivery of, and the recordation, filing and other action in such jurisdictions as the Lender may deem necessary or appropriate with respect to the Security Agreement, Financing Statements and similar documents which the Lender deems necessary or desirable to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Lender thereunder.

                   (b) a schedule setting forth all real property owned or leased by any Borrower, together with copies of the related leases, certified as true and correct as of the effective date by a duly authorized officer of Borrower.

              (iii) the Registration Rights Agreement duly executed by Parent in the form of Exhibit F which is attached hereto;

              (iv) an amendment to the Shareholders Agreement dated December 24, 1997, as amended May 27, 1998, duly executed by appropriate shareholders and Parent in the form of Exhibit G which is attached hereto;

               (v) Acceptable subordination agreements executed by appropriate shareholders, directors, officers and Borrowers;

              (vi)  Satisfactory Uniform Commercial Code search;

             (vii)  the Pledge Agreement duly executed by Parent;

             (viii) Acceptable nondisclosure agreements executed by such key management, operating and technical personnel as Lenders may reasonably require;

             (ix) each Borrower shall execute and deliver such other instruments and certificates as the Lender may reasonably request to effect the closing.

          (n) Consents. All consents, approvals, permits, licenses, authorizations, agreements and other items required, or deemed by the Lender to be required for the carrying out of the transactions contemplated in this Agreement, shall have been obtained in form and substance reasonably satisfactory to the Lender.

     7. REPRESENTATIONS AND WARRANTIES. Each Borrower, jointly and severally, represents and warrants to Lender, all of which representations and warranties shall be continuing and shall survive the execution of this Agreement until all of the indebtedness is fully paid to Lender and Borrowers' obligations under this Agreement and the related documents are fully performed as follows:

          (a) Organization and Standing; Charter and Bylaws. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Parent is authorized to exercise all of its corporate powers, rights and privileges. Genomic UK is a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom, and Genomic UK is authorized to exercise all of its corporate powers, rights and privileges. Genomic Japan is a corporation duly organized, validly existing and in good standing under the laws of Japan, and Genomic Japan is authorized to exercise all of its corporate powers, rights and privileges. Each Borrower has all required corporate power and authority to own its property and to carry on its business as presently conducted or contemplated. True and accurate copies of the Articles or Certificate of Incorporation and the Bylaws of each Borrower, as in effect on the date hereof, have been delivered to the Lenders.

          (b) Capitalization. The authorized capital stock of Parent on the date hereof consists of 40,000,000 shares of Common Stock, par value $.001 per share ("Common Stock") and 10,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). On the date hereof, 2,925,777 shares of Common Stock are outstanding. Of the authorized Preferred Stock, 1,100,000 shares have been designated Series D Preferred Stock, 4,070,339 shares have been designated Series C Preferred Stock, 1,680,880 shares have been designated Series B Preferred Stock and 50,000 have been designated Series M Preferred Stock. On the date hereof, 1,100,000 shares of Series D Preferred Stock are outstanding, 4,070,339 shares of Series C Preferred Stock are outstanding, 1,680,880 shares of Series B Preferred stock are outstanding and 50,000 shares of Series M Preferred Stock are outstanding. The several classes and series of capital stock have the rights, preferences and privileges set forth in the Certificate of Incorporation. Parent has reserved 1,100,000 shares of Common Stock for issuance upon conversion of the Series D Preferred Stock, 4,070,339 shares of Common Stock for issuance upon conversion of the Series C Preferred Stock, 5,093,576 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock, and 270,027 shares of Common Stock for issuance upon conversion of the Series M Preferred Stock. As of the date of this Agreement, the Conversion Price of the Series B Preferred Stock is $.33 per share of common stock, the Conversion Price of the Series C Preferred Stock is $1.75 per share of common stock, the Conversion Price of the Series D Preferred Stock is $6.00 per share of common stock and the Conversion Price of the Series M Preferred Stock is $1.111 per share of common stock, and there has been no event, including the issuance of any shares of common stock of Parent, or securities convertible into or exercisable for shares of common stock of Parent, which could result in any adjustment in any of the foregoing Conversion Prices pursuant to the provisions of the Certificate of Incorporation of Parent. As a result of Parent's merger with B.I. Systems Corporation, a Delaware corporation ("BISC"), Parent assumed the 1994 Omnibus Equity Incentive Plan of BISC (the "BISC Plan") which was adopted by the Board of Directors and shareholders of BISC in July 1994 and amended in April 1997. On January 15, 1998, Parent's Board of Directors adopted the Genomic Solutions Inc. Non-Employee Stock Option Plan (the "Non-Employee Plan") and the 1998 Genomic Solutions Inc. Stock Option Plan (the "Employee Plan"). On the date of the Closing, options to acquire 768,770 shares of Common Stock are outstanding pursuant to the BISC Plan, options to acquire 1,153,250 shares of Common Stock are outstanding pursuant to the Employee Plan and options to acquire 240,000 shares of Common Stock are outstanding pursuant to the Non-Employee Plan. Parent has reserved 2,162,020 shares of Common Stock for issuance upon exercise of these options. Except as set forth herein and in Schedule 7(b), there are no outstanding rights, options, warrants, preemptive rights, conversion rights or agreements for the purchase, acquisition or receipt from Parent of any shares of capital stock or any other securities of Parent. Parent is not a party to any existing agreement with any person or entity which requires Parent to purchase from such person or entity any of its capital stock, any securities convertible into or exchangeable or exercisable for any of its capital stock, or any right, options or warrants for its capital stock. All outstanding securities of Parent, including the Notes and Warrants, have been issued in accordance with all applicable state and Federal securities laws.

          (c) Corporate Power; Authorization. Parent has all requisite legal and corporate power to enter into this Agreement, to issue and sell the Notes and Warrants as provided hereunder, and to carry out and perform its obligations under the terms of the Loan Documents. Each Subsidiary has all requisite legal and corporate power to enter into this Agreement, to issue and sell the Notes as provided hereunder, and to carry out and perform its obligations under the terms of this Agreement. All corporate action on the part of each Borrower and its officers, directors and shareholders that is necessary for the authorization, execution and delivery of this Agreement and the Loan Documents by such Borrower, for the performance of the Borrower's obligations thereunder and for the issuance and delivery of the Notes, and as to Parent the Warrants, has been taken; and this Agreement, the Notes, Warrants, Security Agreement, Pledge Agreement and all other Loan Documents constitute a legal and binding obligation of each Borrower a party thereto, enforceable against each Borrower in accordance with its terms subject to: (i) judicial principles respecting or limiting the availability of specific performance, injunctive relief and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights. No Borrower is in violation of any term of its Articles or Certificate of Incorporation or Bylaws, or in violation of any term of any judgment, decree, order, statute, rule or government regulation applicable to such Borrower or to which the Borrower is a party. No Borrower is in violation of any term of any agreement or instrument applicable to such Borrower or to which the Borrower is a party where such violation is likely to be materially adverse to such Borrower's financial condition, business or operations.

          (d) Validity of Securities. The Notes and Warrants, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, and will be free and clear of any liens, encumbrances or restrictions of any kind; provided, however, that the Notes and Warrants may be subject to restrictions on transfer under state and federal securities laws and the Warrants are subject to the Shareholders Agreement dated as of December 24, 1997 (the "Shareholders Agreement"), among the Parent and the Shareholders (as defined therein). The Common Stock issuable upon exercise of the Warrants has been duly and validly reserved and, upon issuance in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable and will be free and clear of any liens, encumbrances or restrictions of any kind; provided, however, that the Common Stock may be subject to restrictions on transfer under state and federal securities laws and the Shareholders Agreement.

          (e) Consents and Waivers. Each Borrower has obtained any and all consents, permits and waivers and made all filings necessary or appropriate for consummation of the transactions contemplated by this Agreement.

          (f) Litigation. There is no action, suit or proceeding pending or, to the knowledge of any Borrower, threatened against any Borrower or related to the business conducted by such Borrower. No Borrower is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by any Borrower currently pending or which any Borrower intends to initiate.

          (g) Shareholder Lists and Agreements; Officers and Directors. Set forth on Schedule 7(g) is a true and complete list of all shareholders of Parent and persons holding options or warrants to acquire shares of Parent, showing the number of shares of capital stock held, or acquirable upon exercise of the option or warrant, by each such person in each case as of the date of this Agreement. Schedule 7(g) also sets forth the names of the officers and directors of each Borrower and all indebtedness of the officers, directors, shareholders and any of their respective close relatives, to the Borrowers. Except as set forth on Schedule 7(g), none of the officers or directors or significant employees of any Borrower or their respective close relatives, owns directly or indirectly, individually or collectively, any interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) any Borrower other than ownership of less than one percent (1%) of any publicly traded securities of any entity or of an interest in any entity through ownership of publicly traded shares of any mutual fund.

          (h) Subsidiaries. Except as set forth on Schedule 7(h), Parent has no subsidiaries and does not own, directly or indirectly, any interest in any corporation, association or business entity. All outstanding shares of capital stock of each class of each Subsidiary is owned beneficially and of record by Parent.

          (i) Financial Statements.

              (a) Schedule 7(i) attached hereto contains true, correct and complete copies of:

                  (i) the audited consolidated and consolidating balance sheet of the Borrowers, as of December 31, 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows of the Borrowers for the period covered thereby, including the footnotes thereto (all of foregoing being hereinafter collectively called the "Annual Financial Statements"); and

                  (ii) the interim unaudited consolidated and consolidating balance sheet of the Borrowers (the "Interim Balance Sheet") as of February 28, 1998 (the "Interim Balance Sheet Date"), and the interim statements of operations of the Borrowers for the two (2) month period then ended (all of the foregoing, including the Interim Balance Sheet, being hereinafter collectively referred to as the "Interim Financial Statements" and together with the Annual Financial Statements collectively, the "Financial Statements").

              (b) The Financial Statements taken as a whole (A) fairly present in all material respects (subject, in the case of the Interim Financial Statements, to normal, recurring year-end adjustments which are not material individually or in the aggregate) the financial position of the Borrowers as of the dates indicated and the results of operations of the Borrowers for the periods indicated, (B) (x) have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied throughout the periods covered thereby (subject, in the case of the Interim Financial Statements, to normal, recurring year-end adjustments which are not material individually or in the aggregate) or (y) to the extent not prepared in accordance with GAAP, then footnotes to the Financial Statements will be provided describing in reasonable detail the differences, if any, between the accounting principles pursuant to which such Financial Statements were in fact prepared and GAAP and (C) are in accordance with the books and records of the Borrowers which have been maintained in a manner consistent with historical practice. All reserves established and set forth in the Interim Balance Sheet are reasonable and adequate.

          (j) Absence of Undisclosed Liabilities. The Borrowers have no liabilities or obligations of any nature, whether matured or unmatured, known or unknown, or fixed or contingent, except (a) to the extent expressly reflected or reserved against on the Interim Balance Sheet or expressly disclosed in the notes thereto; and (b) liabilities and obligations arising since the Interim Balance Sheet Date in the ordinary course of business consistent with past practice (other than any such liability or obligation arising from breach of contract, breach of warranty, tort, infringement, or violation of any legal requirement).

          (k) Absence of Certain Developments. Except as reflected in the Financial Statements or in Schedule 7(k), since the Interim Balance Sheet
Date, there has been (i) no material adverse change in the condition (financial or otherwise) of the Borrowers or in the assets, liabilities, or properties of the Borrowers; (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of Parent; (iii) no waiver of any valuable right of the Borrowers or cancellation of any debt or claim held by the Borrowers; (iv) no loan by any Borrower to any officer, director, employee or shareholder of a Borrower, or any agreement or commitment therefor; (v) no increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of any Borrower; (vi) no material loss, destruction or damage to any property of a Borrower, whether or not insured;
(vii) no labor disputes involving a Borrower and no material change in the personnel of a Borrower or the terms and conditions of their employment; and
(viii) no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by a Borrower otherwise than for fair value in the ordinary course of business.

          (1) Title to Assets. Each Borrower has good and marketable title to all of the assets reflected as being owned by such Borrower on the Interim Balance Sheet or acquired subsequent thereto (except for inventory sold or otherwise disposed of in the ordinary course of business for fair value and accounts and notes receivable paid in full since the date of the Interim Balance Sheet), free and clear of all encumbrances, except for those encumbrances set forth on Schedule 7(l) and Permitted Liens. Such assets are in good operating condition and repair (normal wear and tear excepted), are adequate and suitable for the uses for which they are used in such Borrower's business, are not subject to any condition which interferes with the economic value or use thereof, and constitute all assets necessary to permit each Borrower to carry on its business after the consummation of the transactions contemplated by this Agreement as generally conducted by such Borrower prior thereto. The term "Permitted Liens" means (i) liens arising by operation of law in the ordinary course of business that, individually and in the aggregate, do not in any material respect interfere with the use of any of the assets subject thereto;
(ii) minor imperfections of title which do not materially detract from the value of the property affected or materially impair the operations of any Borrower;
(iii) liens for taxes not yet due and payable; and (iv) landlords liens, if any, relating to leases.

          (m) Real Property. Borrowers do not own directly or indirectly any real property.

          (n) Tax Matters. Each Borrower has filed all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes owed by it, except taxes which have not yet accrued or otherwise become due or for which adequate provision has been made in the pertinent Financial Statements. The provision for taxes on the Interim Balance Sheet is sufficient as of its date, for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of each Borrower whether or not assessed or disputed. All taxes and other assessments and levies which any Borrower is required to withhold or collect have been withheld and collected and have been paid over when due to the proper governmental authorities. With regard to the income tax returns of the Borrowers, no Borrower has received notice of any audit or of any proposed deficiencies from any taxing authority and no controversy with respect to taxes of any type is pending or, to the knowledge of any Borrower, threatened. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by any Borrower for any year.

          (o) Contracts and Commitments. Except as set forth in Schedule 7(o), no Borrower (i) is a party to any contract, obligation or commitment which involves a potential commitment in excess of $100,000 or which is otherwise material and not entered into in the ordinary course of business; and (ii) has any employment contracts; stock redemption or purchase agreements; financing agreements; licenses; distributor or sales representative agreements; agreements with officers, directors, employees or shareholders of such Borrower (other than between Parent and a Subsidiary) or persons or organizations related to or affiliated with any such persons; leases; agreements relating to product development; or pension, profit-sharing, retirement or stock option plans. Each agreement or understanding set forth on Schedule 7(o) is in full force and effect and constitutes a valid and binding obligation of the Borrower and to the best knowledge of such Borrower, the other party thereto. Each Borrower has in all material respects performed the obligations required to be performed by it except for obligations not yet due to be performed and each Borrower is and has not been in default or received notices that it is in default in any material respect under any such agreement or understanding. There exists no known event or condition which, after notice or lapse of time, or both, would constitute such a default. There are no material defaults by any other party to any such agreement or understanding as to which any notice of default has been given. Each Borrower has made available to the Lenders correct and complete copies of all documents set forth on such Schedule.

          (p) Proprietary Rights; Employee Restriction. Borrowers have disclosed on Schedule 7(p), all copyright registrations, trademark registrations and applications for registration, patents and patent applications, trademarks, trade secrets or other proprietary rights (collectively, "Intellectual Property Rights") used or, to the best of Borrowers' knowledge, to be used in Borrowers' business as presently conducted or contemplated and all licenses, assignments and leases relating to Intellectual Property Rights of others embodied in products of the Borrowers. Borrowers have exclusive ownership of or license to use, all Intellectual Property Rights identified in Schedule 7(p) and, to the best knowledge of Borrowers have obtained any licenses, releases or assignments to use all third parties' Intellectual Property Rights embodied in products of the Borrowers. To the best knowledge of the Borrowers, neither the present nor contemplated business activities or products of the Borrowers infringe any Intellectual Property Rights of others. No Borrower has received any notice or other claim from any person asserting that any of such Borrower's present or contemplated activities infringe or may infringe any Intellectual Property Rights of such person. Each Borrower has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, manufacturing processes, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted or contemplated. Each Borrower has taken all commercially reasonable steps to establish and preserve its ownership of all copyright, trade secret and other proprietary rights with respect to its products and technology, except such rights as such Borrower has reasonably determined are not material to such Borrower's continuing business operations. No Borrower is aware of any infringement by others of its copyrights or other Intellectual Property Rights to which it has exclusive use in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. No Borrower is making unlawful use of any confidential information or trade secrets of any past or present employees of such Borrower. Except as set forth in
Schedule 7(p), neither any Borrower nor, to each Borrower's knowledge, any of the key employees of such Borrower have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers. The activities of each Borrower's employees on behalf of such Borrower do not violate any agreements or arrangements known to such Borrower which any such employees have with former employers.

          (q) Effect of Transactions. The execution, delivery and performance by Borrowers of this Agreement and the documents executed and delivered in connection therewith will not conflict with or result in any default under any material contract obligation or commitment of any Borrower, or any charter provision, bylaw or corporate restriction of any Borrower, or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of any Borrower, except pursuant to this Agreement. Each Borrower's execution and delivery of this Agreement and the documents executed and delivered in connection therewith and its performance of the transactions contemplated thereby will not violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to such Borrower.

          (r) Insurance. Each Borrower maintains valid and effective insurance policies, issued by financially sound and reputable insurers, to insure it against all risks usually insured against by persons or entities conducting businesses similar to that of such Borrower in the locality in which such businesses are conducted. Each Borrower has paid all due premiums with respect to all policies of insurance currently maintained by such Borrower.

          (s) Securities Act Registration. Assuming that the representations and warranties of the Lenders contained herein are true, the offer, sale and delivery of the Notes and Warrants in the manner contemplated by this Agreement are each exempt from registration under the Securities Act and are exempt or will be exempt under applicable state securities or Blue Sky laws regulating the issuance or sale of securities upon the timely filing of notices with the appropriate states.

          (t) Business; Compliance with Laws. Each Borrower (i) is in compliance with, in all respects all legal requirements applicable to it and its business and (ii) has all material federal, state, local and foreign governmental licenses and permits (collectively, "Permits") used or necessary in the conduct of its business. Such Permits are in full force and effect, no violations with respect to any thereof are recorded, no legal proceeding is pending or, to the best knowledge of each Borrower, threatened to revoke or limit any thereof.

          (u) Books and Records. The minute books of each Borrower contain complete and accurate records of all meetings and other corporate actions of its shareholders and its board of directors (the board of directors of Parent being herein referred to as the "Board of Directors") and committees thereof. The stock ledger of Parent is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of Parent.

          (v) Employee Benefit Plans. Each employee benefit plan, program, arrangement, practice or contract, whether formal or informal, maintained or contributed to by any Borrower providing current or retirement benefits or compensation to or on behalf of employees or former employees of such Borrower (the "Benefits Plans"), are in compliance in all material respects with the presently applicable laws.

          (w) Small Business Matters. Parent (including the Subsidiaries) is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder (the "SBIC Act"), including Title 13, Code of Federal Regulations, ss.121.301. The information set forth in the Small Business Administration Forms 480, 652 and Sections A and B of Form 1031, which have been delivered on or prior to the date hereof to the Lenders regarding the Borrowers is accurate and complete. Parent does not presently engage in, and it shall not hereafter engage in, any activities, nor shall Parent use directly or indirectly the proceeds from the sale of the Notes and Warrants for any purpose for which a Small Business Investment Corporation is prohibited from providing funds by the SBIC Act, including Title 13, Code of Federal Regulations, ss.107.720. Parent acknowledges that it has been declared by each of WPLP, Pacific and Chase that each such entity is a federal licensee under the SBIC Act.

          (x) Information Supplied to the Lenders.

              (i) Neither this Agreement, or the Schedules and Exhibits attached hereto, nor any written document (including the Business Plan attached hereto as Schedule 7(x)), certificate, projection or statement furnished to the Lenders by or on behalf of the Borrowers pursuant to this Agreement contains any untrue statement of a material fact, and none of this Agreement, the Schedules and Exhibits attached hereto or such other written documents, projections, certificates and statements omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no material fact relating to the business, prospects, operations, affairs or conditions of the Borrowers which adversely affects or in the future may, in the reasonable business judgment of the Borrowers, adversely affect the same which has not been set forth in this Agreement or in the Schedules or Exhibits attached hereto or other materials delivered pursuant to this Agreement.

              (ii) The projections contained in the Business Plan are based upon assumptions believed by Borrowers to be reasonable as of the date hereof, however Borrowers give no assurance that the actual operations of Borrowers will conform to such projections.

             (iii) Any disclosure contained in any of the Schedules delivered hereunder, which on its face is clearly and unequivocally applicable to another Schedule to this Agreement, shall be deemed made with respect to such other Schedule.

          (y) Employees. No Borrower has a collective bargaining agreement with any of its employees. There is no labor union organizing activity pending nor, to the best knowledge of any Borrower, threatened with respect to such Borrower. No Borrower is aware that any officer or key employee intends to terminate his or her relationship with such Borrower, nor does any Borrower have any present intention of terminating the employment of any officer or key employee.

          (z) Business Operations. Borrowers represent and warrant that Borrowers design, develop, manufacture, and market integrated, high-throughput biochip and proteomic systems and services for analyzing and quantifying biomolecules, such as DNA, RNA, and proteins. Except as set forth on Schedule 7(z) hereto, Borrowers have not, during the five years preceding the date of this Agreement, been known as or used any other corporate, trade or fictitious name, nor acquired all or substantially all of the assets, capital stock or operating units of any person, nor had a business location at any address other than the addresses set forth in the heading of this Agreement.

          (aa) Collectibility of Accounts Receivable. The accounts receivable of Borrowers which are shown on the February 28, 1999 balance sheet or thereafter acquired by Borrowers are good and collectible at the aggregate recorded amounts thereof (subject to no defense, counterclaim or set-off) except to the extent of the reserves provided for such receivables on such balance sheet and all such accounts receivable arose in the normal course of the business of Borrowers.

          (bb) Inventory. All inventories reflected in the Interim Financial Statements or acquired thereafter (the "Inventories") of each Borrower are usable in the ordinary course of its business, have been recorded in amounts not in excess of the cost for such items and consist solely of inventories of the kind and quality regularly used in the Borrower's business. On the closing date, such Inventories shall be in amounts reasonably related to the normal requirements of the Borrower's business and will be usable and the finished goods Inventories will be readily saleable all in the ordinary course of the Borrower's business.

     8. AFFIRMATIVE COVENANTS. As of the date of this Agreement and continuing until Borrowers' obligations under this Agreement, the Notes, the Warrants, and all Loan Documents are fully performed, including that the Notes are fully paid to Lender, Borrowers shall at all times:

          (a) Financial Statements. Furnish to the Lender the following consolidated and consolidating balance sheets and statements of income and retained earnings of the Borrowers prepared on the accrual basis according to generally accepted accounting principles consistently applied: (1) monthly financial statements containing at a minimum a balance sheet and income statement together with analyses of variances from the annual operating Budget and Business Plan, and such further detail as shall be reasonably requested by Lender from time to time, no later than thirty (30) days after the end of each month, certified as true and correct by an officer of Parent; (2) copies of monthly aging of accounts receivable and/or accounts payable in the form and at the time furnished to the Senior Lender; (3) audited annual financial statements containing balance sheet, statement of earnings, statement of cash flows and notes to financial statements within ninety (90) days of the end of Parent's fiscal year prepared by a big five accounting firm or its successor or an accounting firm which is satisfactory to the Lender accompanied by (i) an unqualified opinion of such firm, and (ii) a certificate from such accounting firm, addressed to the Parent's Board of Directors, stating that in the course of its examination, nothing came to its attention that caused it to believe that there was any default by any Borrower in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of this Agreement or any other material agreement to which any Borrower is a party; (4) such additional information, reports, budgets or statements as the Lender may from time to time reasonably request in connection with this Agreement; and (5) permit, upon reasonable notice, a representative of the Lender to inspect the books, records, budgets, and documents received by the Board of Directors or properties of the Borrowers at reasonable times and to make copies and abstracts of such books and records and any documents relating to such properties, and to discuss the Borrowers' affairs, finances, and accounts with its officers. Borrowers shall also provide to Lenders within five (5) days of request all such information required by Lenders to report to the Small Business Administration the economic impact of Lender's loan to Borrowers. Without Lender's prior written consent, Borrowers shall not modify or change any accounting policies or procedures in effect on the date hereof.

          (b) Payment Of Taxes. Promptly pay all taxes, levies and assessments, and governmental charges upon it, its income, and its properties, due to all local, state and federal agencies. Except to the extent that a Borrower has established a cash reserve and is actively pursuing a tax dispute or appeal, any failure by a Borrower to promptly pay any taxes, levies and assessments due, shall be an event of default.

          (c) Insurance. Maintain adequate fire and extended risk coverage, business interruption, workers disability compensation, public liability, environmental, flood, and such other insurance coverages as may be required by law or as is customary and adequate among businesses in Borrowers' industry engaged in the same or similar activities. All insurance policies shall be in such amounts, upon such terms, in form, and carried with insurers with a "best rating" of B or better or such insurers as are acceptable to Lender. Each Borrower shall provide evidence satisfactory to Lender of all insurance coverages and that the policies are in full force and effect, and for all insurance coverages upon any property which is collateral, the insurance policy shall be endorsed to provide Lender with a standard loss payable clause with not less than thirty (30) days advance written notice to Lender by the insurer of any cancellation or modification of coverage. Any failure by a Borrower to maintain insurance as provided in this Agreement shall be an event of default and Lender may obtain insurance, without obligation to do so, and all amounts so expended by

Lender shall be added to the indebtedness or shall be payable on demand, at Lender's option.

          (d) Notice of Adverse Events. Promptly notify the Lender of any actions, suits, proceedings or claims before any court, governmental department, commission, board, bureau, agency or instrumentality, commenced or threatened against the Borrowers involving Twenty-Five Thousand Dollars ($25,000.00) or more or which could otherwise affect the conduct of its business.

          (e) Maintenance. Maintain, preserve, and keep its properties and equipment, whether leased or owned, in good repair and working order and condition, ordinary wear and tear excepted, and will from time to time make all needed and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and comply with all the federal, state and local laws and regulations including environmental law.

          (f) Board of Directors. Parent shall forward to the Lender copies of all documents given by Parent to its board of directors and shall allow a representative of the Lenders, designated by White Pines Management, L.L.C., to observe the board meetings and provide the Lender with at least seven (7) days notice (one (1) day for special meetings) prior to each and every board meeting. Parent's board of directors must approve the Borrowers' annual operating budget and five year Business Plan and Borrowers shall provide the Lender with a copy of said annual operating budget and five year Business Plan as soon as available and in no event less than five (5) days prior to the beginning of each fiscal year.

          (g) Environmental Compliance/Notices/Indemnity. Strictly comply with all environmental laws applicable to Borrowers' business. Borrowers agree to notify Lender not later than ten (10) days after Borrower's receipt, of any summons, notice, lawsuit, citation, letter, or other advice received by a Borrower from any Federal, State, or local agency or unit of government or other person, which asserts that a Borrower is in violation of any environmental laws. Borrowers agree to indemnify and hold Lender harmless from all violations by Borrowers of any environmental laws, which indemnity shall include all costs and expenses incurred by Lender, including actual legal fees, which are related to any violation by Borrowers of any environmental laws, whether or not the Loan has been paid at the time any such proceeding, claim, or action is instituted against Lender.

          (h) Maintain Corporate Existence and Due Qualification. Parent shall preserve and maintain its corporate existence and good standing in the State of Delaware and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required. Each Subsidiary shall preserve and maintain its corporate existence and good standing under the laws of the jurisdiction of its incorporation.

          (i) Compliance With All Laws. Comply with all laws, rules and regulations in effect or hereinafter promulgated by any foreign, federal, state or local government, including without limitation all laws pertaining to Borrowers' employees, the violation of which could have a material adverse effect on the business of such Borrower.

          (j) Information From Senior Lender. Provide the Lender (i) within three (3) days of receipt thereof, copies of any or all notices or information received from the Borrowers' Senior Lender exercising, terminating or accelerating any rights or obligations of Senior Lender or any Borrower contained in any agreements between such parties or expressing the intention or consideration of the Senior Lender to take any such action, and (ii) with the financial statements furnished pursuant to Section 8(a)(1), a summary of any written or oral requests made to the Senior Lender for any waivers, and the response thereto received from the Senior Lender.

          (k) Reports.

              (i) Provide Lender promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements, if any, which Parent sends to or files with any of its security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof.

              (ii) Provide Lender promptly in any event within ten (10) days after receipt, a copy of any management letter or comparable analysis in the event such letter or analysis is prepared by the auditors for the Borrowers.

          (1) Compliance Certificate. Provide the Lender with appropriate certification on an annual basis that the Borrowers are in compliance with all the terms and conditions of this Agreement and that an Event of Default pursuant to Section 10 hereof has not occurred.

          (m) Use of Proceeds. The Borrowers shall use the proceeds of the Loan for working capital and expenses of the transactions contemplated by this Agreement, provided that none of the proceeds of the Loan will be used to repay any existing indebtedness of Borrowers. Borrowers shall give Lenders access to their records to confirm that Borrowers have used the proceeds of the Loan solely for the foregoing purposes. Without limiting the generality of the foregoing, Borrowers shall permit Lenders to conduct a post-closing review within 90 days after the date hereof to assure that the proceeds of the Loan were used for the intended purposes.

          (n) Compliance With ERISA. Comply in all material respects with the Employee Retirement Income Security Act of 1974, as amended and the Internal Revenue Code of 1986, as amended with respect to each of its federally insured pension plans.

          (o) Patent Applications. Promptly file with appropriate governmental authorities all applications for patents and patent rights as each Borrower in its reasonable discretion, deems necessary or appropriate for the operation of such Borrower's business as now conducted and proposed to be conducted.

          (p) Disclosure. No representation or warranty by Borrowers in any statement, schedule, or certificate to be furnished to the Lender pursuant to this Agreement or the other Loan Documents, or in connection with the transactions contemplated hereby or thereby, will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          (q) Reinstatement of Security Interests. Any secured indebtedness of any Borrower other than to the Senior Lender shall require the holder of such indebtedness to subordinate such indebtedness and the rights under any mortgage, pledge, security interest or other collateral rights securing repayment of such indebtedness, to the obligations of Parent to Lenders under the terms of the Warrants immediately upon notice to Parent of the exercise of the Lender's rights under subsection (K) of the Warrants, including without limitation, such indebtedness as may be evidenced by Promissory Notes issued in accordance with the provisions of subsection (L) of the Warrants. If the Security Agreement and/or the Pledge Agreement have terminated in accordance with their respective terms prior to notice to Borrower of the exercise of Lender's rights under subsection (K) of the Warrants, the effectiveness of such Security Agreement and Pledge Agreement shall automatically continue or be reinstated with respect to all amounts payable in accordance with the terms of the Warrants immediately upon notice to Borrower of the exercise of Lender's rights under subsection (K) of the Warrants. In the event of continuation or reinstatement of such Security Agreement and Pledge Agreement, Borrowers agree, within three days after demand by Lenders (i) to execute and deliver to Lenders those documents which Lenders determine are appropriate to further evidence (in the public records or otherwise) such continuation or reinstatement (although the failure of Borrowers to do so shall not affect in any way the reinstatement or continuation), and
(ii) to cause any secured creditor to execute and deliver to Lenders a subordination agreement reasonably acceptable to Lenders as required by this
Section 8(q). The provisions of this Section 8(q) do not modify in any respect whatsoever the rights of Lenders contained in Section 9(b) of this Agreement.

     9. NEGATIVE COVENANTS. Until the payment in full of the Notes, the Borrowers shall not, except with the prior written consent of the Lender:

          (a) Financial Covenants.

              (i) allow consolidated Tangible Net Worth to be less than negative $3,600,000 during 1999 or at any time thereafter, to be less than negative $1,500,000 as of December 31, 2000 or at any time thereafter, to be less than $4,000,000 as of December 31, 2001 or at any time thereafter, to be less than $13,200,000, as of December 31, 2002 or at any time thereafter, or to be less than $24,100,000 as of December 31, 2003 or at any time thereafter. "Tangible Net Worth" shall mean Net Worth less intangible assets. Intangible assets include goodwill, patents, copyrights, development expenses, computer software, mailing lists, trademarks, bond discount and underwriting expenses, organization expenses, and all other intangibles.

              (ii) allow consolidated Long-Term Debt to be greater than $11,500,000 at any time during 1999, to be greater than $16,000,000 at any time during 2000 or 2001 or 2002, to be greater than $15,000,000 as of December 31, 2002 or during 2003, or to be greater than $14,000,000 as of December 31, 2003 or at any time thereafter. "Long-Term Debt" shall mean the sum of (x) all bank debt, (y) all liabilities classified as long-term in accordance with generally accepted accounting principles, and (z) the current portion of any liabilities encompassed by "(y)".

          (b) Liens and Indebtedness. Pledge, mortgage or otherwise encumber, or subject to or permit to exist upon or be subjected to any lien, security interest or charge, any asset or any property of any kind or character at any time owned by the Borrowers, except: (1) liens for taxes not yet due which are being contested; (2) purchase money security interests incidental to the conduct of its business, and (3) liens and encumbrances granted to Borrowers' Senior Lender.

          (c) Dividends, Distributions; Capital Structure. Parent shall not purchase or retire any of its shares without Lender's prior written consent. Parent shall not declare any dividends on, or make any other distributions with respect to, any shares of its capital stock or apply any of its property or assets to the purchase, redemption, or other retirement of any shares of any class of its capital stock, or set apart any sum for any such payments.

          (d) Stock. Except for (i) the shares issuable upon conversion of outstanding shares of preferred stock of Parent, and (ii) the shares presently subject to existing employee and director stock option plans, issue or sell any additional shares of capital stock, whether common or preferred, either directly or indirectly to any affiliate, shareholder, director, officer, employee or any close relative thereof. "Close relative" means parent, child, sibling, spouse, father-in-law, mother-in-law, son-in-law, brother-in-law, daughter-in-law, or sister-in-law.

          (e) Leases. Enter into any arrangement providing for the leasing by a Borrower of any real or personal property previously owned by such Borrower if any portion of the lease obligation does not constitute "Long-Term Debt" for purposes of Section 9(a)(ii) hereof.

          (f) Environmental. Allow the real property owned or leased by a Borrower to be used to store, use, or otherwise handle any hazardous or toxic substance or other contaminants, except in the ordinary course of Borrower's business, nor shall any Borrower allow any oil or gas tanks to be placed on any of its real property, whether owned or leased, or any other similar activities which might result in the raising of environmental issues regarding the property, nor shall any Borrower handle, arrange for transport, deliver for disposal or dispose of (directly or indirectly) any hazardous waste or hazardous substances so as to contaminate any property or give rise to any remediation, clean-up or damage obligation under any statute, rule, regulation, ordinance or other common law.

          (g) Transactions With Insiders Or Related Companies. Other than transactions between or among Parent and Subsidiaries, no Borrower shall, directly or indirectly:

              (i) enter into any transaction, agreement or arrangement with any shareholder, director, employee, officer or affiliate of a Borrower, or any close relative of any shareholder, director, officer or affiliate of a Borrower, on terms and conditions any less favorable to such Borrower than those which could have been obtained from a party which was not such a shareholder, director, officer or affiliate or close relative; or

              (ii) make any advance or loan which exceeds Ten Thousand and 00/100 ($10,000) Dollars or which extends for a period longer than one (1) year, to any affiliate, or any shareholder, director, officer or employee thereof, or to any close relative of the foregoing, or to any trust of which any of the foregoing is a beneficiary, or guaranty any indebtedness for any of the foregoing, provided that the foregoing shall not preclude the execution and delivery by employees of their promissory notes for the purchase price of shares of common stock upon exercise of options under the stock option plans of Parent.

          (h) Nature Of Business. Engage in any business other than those which Borrowers currently conduct or as contemplated by the Business Plan.

          (i) Change In Management. Cause or permit Jeffrey S. Williams to cease serving as President and Chief Executive Officer of Parent.

     10. EVENTS OF DEFAULT. The occurrence of any of the following events which shall not be cured by Borrowers within fifteen (15) days after notice to Borrowers from Lender of such event shall constitute an "Event of Default" under this Agreement; provided that no such notice shall be required with respect to subparagraph "(a)" below, Failure To Pay Amounts Due.

          (a) Failure To Pay Amounts Due. Any fees or any principal or interest on any indebtedness to Lender is not paid within two business days of when due;

          (b) Misrepresentation; False Financial Information. Any warranty or representation of Borrowers in connection with or contained in this Agreement, the Loan Documents, any certificate, document or financial or other statement now or hereafter furnished to the Lender by or on behalf of the Borrowers, is false or misleading in any material respect.

          (c) Noncompliance With Lender Agreements. Borrowers shall fail to perform in any material respect any of their obligations, covenants, and agreements under this Agreement, or any other agreement with Lender, including but not limited to the Loan Documents attached hereto as Exhibits.

          (d) Other Creditor Events. Any non-Lender indebtedness of Borrower is declared to be due and payable prior to the stated maturity thereof or the Senior Lender shall give a default notice or effect a standstill period under the terms of any subordination agreement.

          (e) Judgments; Attachments; Tax Liens. There shall be entered against a Borrower or any guarantor, any judgment which materially affects such Borrower's or any guarantor's business, property or financial condition, or if any tax lien, levy, attachment, forfeiture, seizure, garnishment, execution or similar writ or process shall be issued against the Collateral or which materially affects such Borrower's business, property or financial condition, and which remains unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of thirty (30) days after the date thereof.

          (f) Indictment. The institution of any criminal proceeding wherein forfeiture of a material amount of the Borrower's property is a potential penalty.

          (g) Business Suspension, Bankruptcy. Any Borrower or any other obligor shall voluntarily suspend transaction of its business; shall generally not pay debts as they mature; shall make a general assignment for the benefit of creditors; shall file or have filed against such Borrower any reorganization or liquidation under the Bankruptcy Code or under any other State or Federal law for the relief of debtors, or a receiver, trustee or custodian shall be appointed for a Borrower or any other obligor or guarantor for any portion of such Borrower's or other obligor's or guarantor's property, which is not discharged within thirty (30) days after filing.

          (h) Material Adverse Change. Any material adverse change in Borrowers, business, property or financial condition has occurred or is imminent, or if the Collateral value or Lender's rights therein are materially impaired in any way.

          (i) Hazardous Material. Any Borrower handles, uses, stores, delivers for disposal, disposes of, transports or arranges for the transportation of any waste, whether hazardous or not, in any manner which is not in compliance with applicable laws, rules, regulations, ordinances or the common law, or which contaminates any property or gives rise to any remediation or clean-up obligation under any law, rule, regulation, ordinance or the common law; or a Borrower contaminates any real property owned by it or any other property, or its real property is used to handle, treat or store, or become contaminated (including without limitation contamination of soil, ground water and service water located on, in or under the real property) with, pollutants or any other substances which handling, treatment, storage or contamination may give rise to remediation or clean-up obligation with respect to its real property or the property of others under any law, rule, regulation, ordinance or the common law; or its real property or any property to which a Borrower delivers for disposal, disposes of, transports or arranges for transport (directly or indirectly) any waste is listed on the National Priority List or any state listing which identifies sites for remedial cleanup or investigatory action.

          (j) Use Of Proceeds. Any diversion by Borrowers of the proceeds of Lenders' Loan from the uses specified in Section 8(m) without Lenders' prior written consent.

     11.  REMEDIES ON DEFAULT.

          (a) Acceleration. Upon the occurrence of any Event of Default, the Loan (with accrued interest thereon), and all other amounts owing to the Lender under this Agreement and the Note, and all other indebtedness to Lender may, at the option of Lender, and without demand or notice of any kind, be declared to be immediately due and payable.

          (b) Remedies Cumulative. The remedies provided for in this Agreement are cumulative and not exclusive, and Lender may exercise any remedies available to it at law or in equity, and as are provided in this Agreement, the Loan Documents, and any other agreement between any Borrower and Lender.

          (c) No Waiver. No delay or failure of Lender in exercising any right, remedy, power or privilege hereunder shall affect that right, remedy, power or privilege, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege. No delay or failure of Lender to demand strict adherence to the terms of this Agreement shall be deemed to constitute a course of conduct inconsistent with the Lender's right to at any time, before or after any Event of Default, demand strict adherence to the terms of this Agreement and the related documents.

     12.  OTHER CONSIDERATION TO LENDERS.

          (a) Closing Fee. Upon closing of the Loan, Borrowers shall pay to Lenders a closing fee in the amount of $105,000.

          (b) Expenses. Borrowers agree to pay on demand all out-of-pocket expenses of the Lenders incurred in connection with making the Loan, including the actual reasonable fees and expenses of its counsel, expenses incurred in due diligence activities, lien searches and credit reviews, in connection with the preparation of this Agreement and the supporting documentation, provided that the amount of such expenses which Borrowers shall be required to reimburse shall not exceed (i) $5,000 of expenses of Lenders, and (ii) $50,000 of fees and expenses payable to third parties by Lenders.

          (c) Repurchase of Securities Upon Declination of Sale of Borrower. If at any time following the fifth anniversary date of this Agreement, Borrowers or any of the shareholders, officers, directors, employees, or agents of Parent receive a bona-fide offer from any third party for (i) the purchase of all or substantially all of the assets and properties of Parent, (ii) the purchase of 50% or more of the outstanding common stock of Parent, or (iii) the merger or consolidation of Parent with another person or persons (collectively, the "Offer"), Borrowers shall give Lenders prompt written notice of the offer and its terms and the identity of the person making such Offer. Borrowers shall also advise the Lenders whether Parent, or shareholders owning a majority of the outstanding common stock of Parent, as the case may be, intend to accept such Offer. Within 30 days after receipt of such notice, each Lender may notify Parent that it is requesting that Parent, or shareholders owning a majority of the outstanding common stock of Parent, as the case may be, accept, or cause Parent to accept, such offer. If Parent, or shareholders owning a majority of the outstanding common stock of Parent, as the case may be, does not accept the Offer and close the transaction contemplated thereby, each Lender may, within 180 days after such offer shall have terminated or been revoked, or the transaction contemplated thereby terminated or abandoned, give Parent written notice of demand by such Lenders that Borrowers promptly purchase all of the Warrants or shares of common stock issued upon exercise of the Warrants, and any other securities of Parent acquired by Lenders pursuant to this Agreement, held by such Lender, and Borrowers shall purchase such securities within 30 days after the date of such demand. The consideration that the Borrowers shall pay to the Lender for the repurchased securities shall be each Lender's prorata part of the total consideration presented as part of the Offer, provided, however, that if the Offer included consideration other than cash or promissory notes payable in cash, Borrowers shall pay each

Lender in cash the fair market value of each Lender's prorata part of such non-cash consideration, with such fair market value to be determined by an appraiser selected by Parent and acceptable, in their sole discretion, to a majority of the Lenders who made such demand. Borrowers shall pay the costs and fees of the appraiser.

     13. REPRESENTATIONS AND WARRANTIES OF LENDER. Each Lender represents and warrants to Parent, only as to itself, as follows:

          (a) Investment. The Lender is acquiring the Note and Warrants for its own account, for investment purposes, without a view to or for resale in connection with, any distribution thereof.

          (b) Transfers. The Lender understands that since the Note, Warrants and shares of common stock purchaseable upon exercise of the Warrants have not been registered under the Securities Act of 1933 (the "Securities Act") or applicable state securities laws, the Lender must bear the economic risk of an investment in such securities for an indefinite period of time unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. In that regard, the Lender has been advised that:

              (i) Parent's obligations to register such securities under the Securities Act or any Blue Sky Laws are limited as set forth in the Registration Rights Agreement attached hereto as Exhibit F.

              (ii) Parent is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and Rule 144 is not presently available for public release of the securities. It acknowledges that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

          (c) Accredited Investor. Lender is an "Accredited Investor", as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

          (d) Restrictive Legend. The Lender agrees that the documents representing the securities will bear the following restrictive legend:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE

      REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO EFFECTUATE SUCH TRANSACTION.

          (e) Sophistication. By reason of the Lender's or the Lender's offeree representative's knowledge and experience in financial and business matters in general, and investments of this type in particular, the Lender is capable of evaluating the merits and risks of any investment in the Notes and Warrants.

          (f) Legal Investment. Subject to the accuracy of the representations and warranties of Borrowers set forth in this Agreement, each Lender's purchase of the Note and Warrants hereunder will, at the time of the Closing, be legally permitted by all laws and regulations to which such Lender is subject.

     14.  MISCELLANEOUS. The following miscellaneous provisions shall apply:

          (a) Rights Cumulative; Waivers. This Agreement and all of the covenants, warranties, and representations of the Borrowers and all of the powers and rights of the Lender hereunder shall be in addition to and cumulative of all other covenants, representations, and warranties of the Borrowers, and all other rights and powers of the Lender contained in, or provided for in, any other instrument or document now or hereafter executed and delivered by the Borrowers to or in favor of the Lender. No waiver or consent shall be effective as against the Lenders unless the same is in writing and signed by Lenders owning not less than two-thirds of the Warrants (or shares of common stock of Parent issued upon exercise of the warrants) issued pursuant to this Agreement. Any waiver or consent effected in accordance with this Section 14(a), including any waiver of an Event of Default, shall be binding upon each Lender. No such waiver or consent shall extend to or affect any obligation or right except to the extent expressly provided for therein.

          (b) Notices. Any and all notices provided for in this Agreement shall be given in writing by registered or certified mail, return receipt requested and shall be deemed to have been given when mailed, and shall be addressed as follows:


As to WPLP:                                       As to Borrowers:
White Pines Limited Partnership I                 Genomic Solutions, Inc.
2401 Plymouth Road, Suite B                       4355 Varsity Drive, Suite E
Ann Arbor, MI 48105                               Ann Arbor, MI 48108



                                                  As to Chase:
As to Pacific:                                    Chase Venture Capital
Pacific Capital, L.P.                             Associates, L.P.
2401 Plymouth Road, Suite B                       380 Madison Avenue, 12th Floor
Ann Arbor, MI 48105                               New York, NY 10017

                                                  As to American:
As to Bund, Yocum, Volunteer,                     American Healthcare Fund II
McMillan, Kalish, Marler, Boyle,                  4430 Arapahoe Avenue, Ste. 220
Amster, Kantner and Williams:                     Boulder, CO 80303
White Pines Management, L.L.C.
2401 Plymouth Road, Suite B                       As to Mackowski-CA
Ann Arbor, MI 48105                               J. Matthew Mackowski
                                                  275 Post Street, Suite 600
                                                  San Francisco, CA 94108
and with a copy to:
                                                  As to Shepler:
                                                  Robert G. Shepler
Mr. Perry M. Kantner                              275 Post Street, Suite 600
Kantner and Associates                            San Francisco, CA 94108
555 East William Street
Ann Arbor, MI 48104                               As to Mackowski-FL
                                                  John J. Mackowski
                                                  1506 Birkdale Lane
                                                  Ponte Verde Beach, FL 32082

                                                  As to Grove:
                                                  Grove Investment Partners
                                                  336 Essex Road
                                                  Kenilworth, IL 60043

          (c) Reimbursement For Expenses. Borrowers agree to pay and reimburse the Lender upon demand for all expenses and costs paid or incurred by the Lender of any nature, whether incurred in or out of court, and whether incurred before or after all sums due pursuant to this Agreement shall become due, at their maturity date or otherwise, including but not limited to reasonable actual attorneys fees and costs, which Lender may deem necessary or proper in connection with the administration or satisfaction of the indebtedness, including the amending of this Agreement or the Loan Documents or providing any consent, or waiving any provision contained herein or therein, or the supervision, preservation, protection of (including but not limited to, the maintenance of adequate insurance) or the realization upon the Collateral, or incurred in any bankruptcy, arrangement, or reorganization proceeding involving any Borrower. Any and all indebtedness owing by the Lender to the Borrowers may at any time without notice or demand be offset and applied to any indebtedness or liability of the Borrowers to the Lender, whether or not then due.

          (d) Binding Effect. This Agreement shall be binding upon the Borrowers and their respective successors, and legal representatives, provided however, that Borrowers cannot assign or transfer their rights or obligations under this Agreement without Lender's prior written consent. This Agreement shall inure to the benefit of the Lenders and to the benefit of their respective heirs, legal representatives, successors and assigns including any subsequent holder or holders of the Note, the Warrants or any interest therein.

          (e) Generally Accepted Accounting Principles. All computations and determinations of the income, assets and liabilities of the Borrowers for the purpose of this Agreement shall be made in accordance with United States generally accepted principles of accounting consistently applied, except as may be otherwise specifically provided herein.

          (f) No Partnership Or Joint Venture Established. Nothing contained in this Agreement or any other Loan Document, and no action taken by the Lender pursuant hereto or thereto shall be deemed to create a partnership, joint venture or other entity or business relationship between the Lender and the Borrowers except that created in a conventional commercial loan transaction. It is acknowledged by the Borrowers that the Lender asserts no dominion or control over the business operations of the Borrowers other than for purposes of monitoring its business operations to protect their interest in the Collateral as a secured creditor of the Borrowers.

          (g) Governing Law; Jurisdiction. This Agreement and the related documents shall be interpreted and the rights of the parties determined under the laws of the State of Michigan without regard to its conflict of law principles. Each Borrower expressly submits to the jurisdiction and venue in the Federal or state courts of the State of Michigan by process served by mail on such Borrower at the address set forth above. Should any part, term or provision of this Agreement be judged illegal or conflict with any applicable law, the validity of the remaining portion or provisions of this Agreement shall not be affected.

          (h) Further Action. Each Borrower agrees, from time to time, upon Lender's request, to make, execute, acknowledge, and deliver to Lender such further and additional instruments, documents and agreements, to take such further action as reasonably may be required to carry out the intent and purpose of this Agreement and repayment of the loans.

          (i) Writings Constitute Entire Agreement; Modifications Only In Writing. This Agreement, the related documents and all other written agreements between Borrowers and Lender, constitute the entire Agreement of the parties, and there are no other agreements, express or implied. This Agreement supersedes any and all commitment letters or term sheets heretofore issued in connection with this Loan. None of the parties shall be bound by anything not expressed in writing, and neither this Agreement, the related documents, nor any other agreement can be modified except by a writing executed by

Borrowers and by Lenders owning not less than two-thirds of the Warrants (or shares of common stock of Parent issued upon exercise of the Warrants) issued pursuant to this Agreement. Any modification effected in accordance with this
Section 14(i) shall be binding upon each Lender.

          (j) Survival Of Terms, Representations And Warranties. The terms and conditions of this Agreement as well as the Representations and Warranties contained herein shall survive the closing of this financing transaction.

          (k) Jury Trial Waivers. Each Borrower does knowingly, voluntarily and intelligently waive its constitutional right to a trial by jury with respect to any claim, dispute, conflict, or contention, if any, as may arise under this Agreement or under the related documents, and agree that any litigation between the parties concerning this Agreement and the related documents shall be heard by a court of competent jurisdiction sitting without a jury. Each Borrower does hereby confirm to Lender that it has reviewed the effect of this waiver of jury trial with competent legal counsel of its choice, or been afforded the opportunity to do so, prior to signing this Agreement and the related documents, and each acknowledge and agree that Lender is relying upon this waiver in extending the Loans to Borrowers.

          (1) Indemnification. Each Borrower hereby agrees to indemnify and hold harmless the Lenders and their affiliates and their respective partners, officers, directors, employees, agents and representatives against any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense (including reasonable legal and accounting fees and expenses related thereto or incurred in enforcing this Section 14(l), but excluding punitive damages) arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements of the Borrowers contained in this Agreement or any Loan Documents or any facts or circumstances constituting any such untruth, inaccuracy or breach, or any such breach resulting from the Borrowers' operation of its business.

          (m) Lender's Assignment. The rights of Lender and its assigns hereunder shall not be impaired by Lender's sale, hypothecation or rehypothecation of any Note of the Borrowers or any item of the collateral or by any indulgence, including but not limited to (a) any renewal, extension, or modification which Lender may grant with respect to the indebtedness or any part thereof or (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant in respect to the collateral, or (c) any indulgence granted in respect of any endorser, guarantor, or surety. The purchaser assignee, transferee or pledgee of this Agreement, the Note, the Warrants, the Security Agreement, Subordination Agreements, Financing Statements, Collateral, and any other document (or any of them), sold, assigned, transferred, pledged or repledged, shall forthwith become vested with and entitled to exercise all the powers and rights given by this Agreement as if said purchaser, assignee, transferee, or pledgee were originally named as Lender in said documents.

          (n) Brokers. No Borrower has made any commitment or otherwise incurred any obligation to pay any commission to any broker or finder in connection with the transaction provided for in this Agreement.

          (o) Counsel for Certain Lenders. Each of Chase, American, Mackowski-CA, Shepler, Mackowski-FL and Grove hereby confirms that it has reviewed this Agreement and the Loan Documents with competent legal counsel of its choice, or been afforded the opportunity to do so, prior to signing this Agreement and the related documents, and each acknowledge and agree that such Lender is not relying upon Kantner and Associates as its counsel in connection with this Agreement.

      15. CONSTRUCTION AND INTERPRETATION. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that the Lenders, Borrowers and their respective agents have participated in the preparation hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


LENDERS:                                     BORROWERS:

WHITE PINES LIMITED PARTNERSHIP I            GENOMIC SOLUTIONS, INC.
By: White Pines G.P., L.L.C.,
    its general partner

By: /s/ Frederick L. Yocum                   By: /s/ Jeffrey S. Williams
    ----------------------------------           ---------------------------
    Frederick L. Yocum, Chairman                 Jeffrey S. Williams
                                                               President

PACIFIC CAPITAL, L.P.                        GENOMIC SOLUTIONS, LTD.
By: Pacific Capital Corporation,
    its general partner

By: /s/ Frederick L. Yocum                   By: /s/ Jeffrey S. Williams
    -----------------------------------          ---------------------------
    Frederick L. Yocum, Vice-Chairman


IAN R. N. BUND SMITH BARNEY                  GENOMIC SOLUTIONS, K.K.
   PROTOTYPE PS PLAN ACCOUNT
   #206-08291-12445

YOCUM CONSULTING ASSOCIATES, INC.

VOLUNTEER HEALTHCARE ASSOCIATES, L.L.C
MCDONALD INVESTMENTS INC. CUSTODIAN
   FBO S. STERLING MCMILLAN III IRA          By: /s/ Jeffrey S. Williams
   ROLLOVER ACCOUNT #85362191                    ---------------------------
RONALD G. KALISH LIVING TRUST U/A/D
   SEPTEMBER 9, 1997
LOIS F. MARLER
MCDONALD INVESTMENTS INC. CUSTODIAN
   FBO DANIEL J. BOYLE IRA
   ROLLOVER ACCOUNT #85314893
NATIONAL CITY BANK OF MI/IL CUSTODIAN
   FBO HERBERT S. AMSTER IRA
   ROLLOVER ACCOUNT DATED JUNE 12, 1991
   #MI-1491-00-4
KANTNER AND ASSOCIATES PROFIT SHARING
   PLAN U/A/D JANUARY 1, 1991
MICHAEL G. WILLIAMS
By: White Pines Management, L.L.C.,
    a Michigan limited liability
    company, attorney in-fact

By: /s/ Frederick L. Yocum
    -----------------------------------
    Frederick L. Yocum, Chairman

CHASE VENTURE CAPITAL ASSOCIATES, L.P.


By:
    -----------------------------------

AMERICAN HEALTHCARE FUND II


By:
    -----------------------------------


---------------------------------------
J. MATTHEW MACKOWSKI


---------------------------------------
ROBERT G. SHEPLER


---------------------------------------
JOHN J. MACKOWSKI


GROVE INVESTMENT PARTNERS

By:
    -----------------------------------

LOIS F. MARLER

MCDONALD INVESTMENTS INC. CUSTODIAN
   FBO DANIEL J. BOYLE IRA
   ROLLOVER ACCOUNT #85314893
NATIONAL CITY BANK OF MI/IL CUSTODIAN
   FBO HERBERT S. AMSTER IRA
   ROLLOVER ACCOUNT DATED JUNE 12, 1991
   #MI-1491-00-4
KANTNER AND ASSOCIATES PROFIT SHARING
   PLAN U/A/D JANUARY 1, 1991
MICHAEL G. WILLIAMS
By: White Pines Management, L.L.C.,
    a Michigan limited liability
    company, attorney-in-fact


By:  /s/ Frederick L. Yocum
    -----------------------------------
    Frederick L. Yocum, Chairman

CHASE VENTURE CAPITAL ASSOCIATES, L.P.


By: /s/ Damion Wicker
    -----------------------------------

AMERICAN HEALTHCARE FUND II
Capital Health Venture Partners, its General Partner, by

By: /s/ Dan Mitchell
    -----------------------------------

 /s/ J. Matthew Mackowski
---------------------------------------
J. MATTHEW MACKOWSKI

/s/ Robert G. Shepler
---------------------------------------
ROBERT G. SHEPLER

 /s/ John J. Mackowski
---------------------------------------
JOHN J. MACKOWSKI

GROVE INVESTMENT PARTNERS


By:  /s/ John Kerr
    -----------------------------------
    JOHN KERR

                                   35